UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):             August 23, 2019

WORTHINGTON INDUSTRIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-8399	31-1189815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Old Wilson Bridge Road, Columbus, Ohio 43085

(Address of Principal Executive Offices) (Zip Code)

(614) 438-3210
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	WOR	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01.   Entry into a Material Definitive Agreement.

          and

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 23, 2019, Worthington Industries, Inc. (the “Company”) and two of its European subsidiaries, Worthington Industries International S.à r.l (“Worthington Luxembourg”) and Worthington Cylinders GmbH (“Worthington Austria” and, together with Worthington Luxembourg, sometimes referred to as the “Issuers”) entered into a Note Purchase and Private Shelf Agreement (the “2019 Note Agreement”) with PGIM, Inc., The Prudential Insurance Company of America, Pruco Life Insurance Company and Prudential Legacy Insurance Company of New Jersey (collectively, “Prudential”).  Pursuant to the 2019 Note Agreement, Worthington Austria issued €55,000,000 aggregate principal amount of unsecured 1.90% Series B Senior Notes due August 23, 2034 and Worthington Luxembourg issued a €36,700,000 principal amount  unsecured 1.56% Series A Senior Note due August 23, 2031 (collectively, the “Senior Notes”).  The Senior Notes were issued in a private placement and the proceeds thereof will be used to refinance existing Indebtedness of the Company and its consolidated subsidiaries and for general corporate purposes. The Company has guaranteed the obligations of Worthington Luxembourg and Worthington Austria with respect to the Senior Notes and under the 2019 Note Agreement pursuant to a Guaranty Agreement, dated as of August 23, 2019 (the “Guaranty”).

The obligations under the 2019 Note Agreement, the Senior Notes (in the case of each of the Issuers) and the Guaranty are senior obligations of the Company and each of the Issuers, respectively, and rank equal in right of payment with the existing unsecured and unsubordinated Indebtedness of the Company and the applicable Issuer.  Interest on the Senior Notes accrues at the rates set forth above and is payable quarterly. The Worthington Luxembourg Senior Note is to be repaid in the principal amount of €30,000,000, together with accrued interest, on August 23, 2029, with the remaining €6,700,000 principal amount payable on August 23, 2031, together with accrued interest.  The Worthington Austria Notes are to be repaid in the aggregate principal amount of €23,300,000, together with accrued interest, on August 23, 2031, with the remaining €31,700,000 aggregate principal amount payable on August 23, 2034, together with accrued interest.  The Senior Notes may be prepaid at the option of the Company, in accordance with the terms of the 2019 Note Agreement, at 100% of the principal amount to be prepaid plus accrued interest plus the defined “Yield-Maintenance Amount,” if any.  The Senior Notes are also subject to repayment in connection with a required offer to repay the Senior Notes in the event of a defined “Change of Control” of the Company or upon acceleration in the case of a defined “Event of Default,” in each case in accordance with the terms of the 2019 Note Agreement.

The 2019 Note Agreement and the Guaranty provide for customary representations and warranties and affirmative covenants and also contain customary negative covenants providing limitations, subject to negotiated carve-outs, all similar to the Company’s other privately- placed debt obligations.

The 2019 Note Agreement requires that the ratio (the “Interest Coverage Ratio”), for the Company and its consolidated subsidiaries on a consolidated basis, of (i) consolidated EBITDA for four consecutive fiscal quarters of the Company, taken as a single accounting period, to (ii) consolidated interest expense for such period, calculated as of the end of each fiscal quarter of the Company, not be less than 3.25:1, subject to adjustment as provided in the 2019 Note Agreement in the event that there is a comparable financial covenant in a defined “Material Debt Facility”, which would be more favorable to the holders of the Senior Notes.  In addition, the 2019 Note Agreement requires that the ratio, for the Company and its consolidated subsidiaries on a consolidated basis, of (a) consolidated indebtedness to (b) consolidated indebtedness plus consolidated equity, calculated as of the end of each fiscal quarter of the Company, not be greater than 60%, subject to adjustment as provided in the 2019 Note Agreement in the event that there is a comparable financial covenant in a defined “Material Debt Facility”, which would be more favorable to the holders of the Senior Notes.

The terms of the 2019 Note Agreement and the Guaranty include customary defined “Events of Default” such as payment defaults; material inaccuracies in representations or warranties; unremedied covenant defaults; bankruptcy, insolvency or occurrence of a similar event; cross-defaults to other material indebtedness; uninsured, unpaid material judgments; the occurrence of defined “ERISA Events” which could reasonably be expected to result in a material adverse effect; and any material provision of any of the Transaction Documents (as defined in the 2019 Note Agreement) ceasing to be enforceable.  Upon the occurrence of certain payment-related Events of Default, the holders of the Senior Notes may, among other things, declare the Senior Notes held by them due and payable immediately and elect that interest accrue at the “Default Rate” provided for in each of the Senior Notes.

The foregoing descriptions of the 2019 Note Agreement, the Senior Notes and the Guaranty are qualified in their entirety by reference to the full and complete terms of the 2019 Note Agreement (and the forms of Senior Notes attached as Exhibits A-1 and A-2 thereto) and the Guaranty, which are included as Exhibit 4.1 and Exhibit 4.4 to this Current Report on Form 8-K and incorporated herein by reference.

Several of the entities included within the defined term “Prudential” above, or affiliates of such entities hold (i) Company 4.60% Senior Notes Due August 10, 2024 and issued by the Company on August 10, 2012 (the “2012 Notes”), (ii) notes issued by the Company’s 50%-owned joint venture, Worthington Armstrong Venture (“WAVE”) which mature December 31, 2021 (the “2021 WAVE Notes”), and (iii) notes issued by WAVE which mature October 19, 2028 (the “2028 WAVE Notes”).

Item 7.01.  Regulation FD Disclosure

As previously reported in a Current Report on Form 8-K filed by the Company on July 31, 2019, the Company provided formal notice on July 31, 2019 that the Company will redeem in full on August 30, 2019, all $150,000,000 principal amount of the Company’s unsecured 6.50% Notes due April 15, 2020.

Item 9.01. Financial Statements and Exhibits.

(a)-(c)Not applicable.

(d)Exhibits:

4.1Note Purchase and Private Shelf Agreement, dated as of August 23, 2019, among Worthington Industries, Inc., Worthington Industries International S.à r.l. and Worthington Cylinders GmbH, on the one hand, and PGIM, Inc., The Prudential Insurance Company of America, Pruco Life Insurance Company and Prudential Legacy Insurance Company of New Jersey, on the other hand.

4.2 Form of 1.56% Series A Senior Note Due August 23, 2031 issued on August 23, 2019 by Worthington Industries International S.à r.l. (included as Exhibit A-1 within Exhibit 4.1)

4.3Form of 1.90% Series B Senior Notes Due August 23, 2034 issued on August 23, 2019 by Worthington Cylinders GmbH (included as Exhibit A-2 within Exhibit 4.1)

4.4Guaranty Agreement, dated as of August 23, 2019, from Worthington Industries, Inc. in favor of the Holders (as defined in the Guaranty Agreement)

4.5Amendment No. 2 to Note Agreement, dated August 23, 2019, with reference to the Note Agreement, dated as of August 10, 2012 (as amended by Amendment No. 1 to Note Agreement dated June 10, 2015), among Worthington Industries, Inc., on the one hand, and The Prudential Insurance Company of America, Pruco Life Insurance Company, Pruco Life Insurance Company of New Jersey, Prudential Arizona Reinsurance Universal Company, Prudential Annuities Life Assurance Corporation, The Prudential Life Insurance Company, Ltd. and The Gibraltar Life Insurance Co., Ltd., on the other hand.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON INDUSTRIES, INC.

Date: August 28, 2019	By:	/s/Dale T. Brinkman
Dale T. Brinkman, Senior Vice President- Administration, General Counsel & Secretary